SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 21, 1999

                          KEY PRODUCTION COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)


   Delaware                        0-17162                       84-1089744
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                  Identification #)
incorporation)

             707 Seventeenth Street, Suite 3300, Denver, CO 80202-3403
                     (Address of Principal Executive Office)

                                 (303) 295-3995
              (Registrant's telephone number, including area code)


Item 5.  Other Events

     F.H. Merelli, Chairman and CEO of Key Production Company, Inc. (NYSE: KP) announced today the following organization changes:

o Monroe W. Robertson has been named President and Chief Operating Officer. He has been with Key since 1992 and was formerly its Senior Vice President;



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o    Stephen P. Bell was named Senior Vice President of Business Development and
     Land. He has been with Key since 1993 and was formerly Vice President -
     Land;

o Paul Korus is joining the Company as Vice President and Chief Financial Officer. Korus joins Key from Petrie Parkman where he was an E&P analyst. Prior to joining Petrie Parkman, Paul held positions as Director of Planning and Investor Relations with Apache Corporation;

o Thomas E. Jorden has been named Vice President of Exploration. He has been with Key since 1993 as its Chief Geophysicist;

o Joseph R. Albi was named Vice President of Engineering. He has served as Key's Manager of Engineering since 1994.

o In addition, Barbara Schaller was named General Counsel and Corporate Secretary. Ms. Schaller has served as corporate counsel for Key since 1993.

o    Cathy L. Anderson resigned as Controller of the Company.

                                       2


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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                    KEY PRODUCTION COMPANY, INC.

DATE:  September 21, 1999           By:  /S/ Monroe W. Robertson
                                       -------------------------
                                      Monroe W. Robertson
                                      President and Chief Operating Officer